UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2018

ADVANZEON SOLUTIONS, INC

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2901 W. Busch Blvd, Suite 701
Tampa, Florida	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 517-8484

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events and Regulation FD Disclosure.

On January 22, 2018, the Company issued a press release announcing that its wholly-owned subsidiary, Pharmacy Value Management Solutions, Inc. (PVMS) had attained “Preferred Provider Status With Most Major Insurance Carriers For Its Sleep Apnea Services.” The carriers included, but were not limited to, Aetna, Blue Cross Blue Shield, Cigna, Principal and United Healthcare. The information contained in this release was based upon representations made to the Company by a consultant hired by PVMS for that expressed purpose.

In May of 2018, the Company discovered that PVMS, contrary to the consultant’s representations, had not attained such preferred provider status. To address the lack of insurance coverage and mitigate any adverse impact of consultant’s misrepresentations, the Company immediately retained the services of another company, who specializes in such undertakings, to pursue the credentialing process and seek to obtain preferred provider status for PVMS with all major carriers for its SleepMaster Solutions™ sleep apnea testing and treatment services. Progress, thus far, has been promising. However, the Company cannot give assurances that preferred provider status will be obtained with some, or all, of the carriers being pursued.

The Company also filed and served a complaint in Florida State court against its former consultant for damages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANZEON SOLUTIONS, INC.

Date: June 1, 2018	By:	/s/ Clark A. Marcus
Clark A. Marcus, Chief Executive Officer